UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 1, 2010

ATHENS BANCSHARES CORPORATION
(Exact Name Of Registrant As Specified In Charter)

Tennessee	1-34534	27-0920126
(State Or Other Jurisdiction of Incorporation)	Commission File Number	IRS Employer Identification No.

106 Washington Avenue, Athens, Tennessee	37303
( Address Of Principal Executive Offices)	(Zip Code)

(423) 745-1111
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name Or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2010, the Board of Directors of Athens Bancshares Corporation (the “Company”) appointed Myra NanDora Jenne as a director of the Company, as a member of the class of directors whose term expires at the Company’s 2011 annual meeting of shareholders.  On the same date, the Board of Directors of the Company’s wholly owned subsidiary, Athens Federal Community Bank (the “Bank”), also appointed Ms. Jenne as a director of the Bank.  In connection with her appointment as a director, Ms. Jenne was appointed to serve on the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee of the Company’s Board of Directors.

Ms. Jenne was not selected as a director pursuant to any arrangements or understandings between Ms. Jenne and the Company, the Bank or any other person. In addition, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Ms. Jenne had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATHENS BANCSHARES CORPORATION

Date: September 8, 2010	By:	/s/ Michael R. Hutsell
Michael R. Hutsell
Treasurer and Chief Financial Officer